Exhibit 10.1
FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (this “Fourth Amendment” or this “Amendment”) by and between Legacy 1001 MINNEAPOLIS VENTURE, LLC, a Delaware limited liability company (“Landlord”), and SLEEP NUMBER CORPORATION, a Minnesota corporation (“Tenant”), is executed as of this 27th day of May, 2025 (the “Fourth Amendment Effective Date”).

WITNESSETH

WHEREAS, Landlord and Tenant have entered into that certain Lease dated as of October 21, 2016, subsequently amended by the First Amendment (the “First Amendment”) to Lease dated June 1, 2017, Second Amendment to Lease dated as May 25, 2023, and Third Amendment to Lease with an effective date of December 26, 2024 (collectively the “Lease”) for space in the building commonly known as 1001 3rd Avenue South, Minneapolis, Minnesota 55404 (the “Building”);

WHEREAS, Landlord and Tenant have agreed to amend the Lease so as to permit Landlord the ability to terminate all or a portion of the Fourth Floor of the Premises upon written notice as further provided herein; and

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and in the Lease, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby covenant and agree to amend and modify the Lease as follows:

1.DEFINED TERMS. Unless otherwise defined herein, terms used herein with initial capital letters shall have the same meanings assigned to such terms in the Lease.

2.PARTIAL SURRENDER OF PREMISES. Solely in respect of either or both “wings” of the Fourth Floor of the Premises (which is approximately 26,309 rentable square feet) depicted in the dark blue shaded areas on Exhibit A (the “Surrendered Portion of the Premises”) and labeled as “Wing 1” and “Wing 2” on Exhibit A, Landlord shall have the unilateral (and revocable) right upon not less than thirty (30) days prior written notice to Tenant (each a “Surrender Notice”) to cause the surrender of one or both of such wings by Tenant such that the Leased Premises shall no longer include the applicable Surrendered Portion of the Premises following the Effective Date (as defined below). For the avoidance of doubt, the Landlord may deliver one or more Surrender Notices that may include all or a portion of Wing 1 and/or Wing 2 (but not in the aggregate for more than the entirety of the Surrendered Portion of the Premises). The Surrender Notice shall set forth the effective date of such forced surrender, which shall not be less than thirty (30) days after the date of the Surrender Notice, and identify the applicable Surrendered Portion of the Premises (the “Effective Date”). On or prior to the Effective Date, Tenant shall cause the applicable portion of the Surrendered Portion of the Premises to be returned to Landlord in accordance with Section 5.4 of the Lease. From and after the Effective Date, (i) Tenant shall automatically be deemed to have surrendered and forfeited all rights to possess and/or access the Surrendered Portion of the Premises subject to the Surrender Notice for the remainder of the Lease Term and (ii) no Base Rent or Additional Rent shall be due and owing in respect of the Surrendered Portion of the Premises subject to the Surrender Notice for the remainder of the Lease Term, by reducing the amount of Base Rent and Additional Rent on a pro rata basis based on the applicable square footage of the Surrendered Portion of the Premises relative to the Premises then being paid by Tenant (without reduction to Base Rent or Additional Rent for the Surrendered Portion of the Premises to the extent subject to any rent abatement for such surrendered portion). For the avoidance of doubt, (i) nothing herein shall restrict or impair Landlord’s rights and remedies in respect of a default by Tenant under the Lease that is beyond the expiration of any applicable cure period as to the space other than the Surrendered Portion of the Premises, and (ii) no portion of the Premises other than the Surrendered Portion of the Premises shall be subject to surrender in respect of this Fourth Amendment.

3.EFFECT OF AMENDMENT. Except as expressly amended by this Fourth Amendment, the terms and provisions contained in the Lease shall continue to govern the rights and obligations of the parties; and all provisions and covenants in the Lease shall remain in full force and effect.

4.SEVERABILITY OF PROVISIONS. A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof, and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

5.COUNTERPARTS. This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

6.GOVERNING LAW. The terms and conditions of this Amendment shall be governed by the applicable laws of the State of Minnesota.

7.INTERPRETATION. Within this Amendment, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The section headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof. The parties acknowledge that the parties and their counsel have reviewed and revised this Amendment and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Amendment or any exhibits or amendments hereto.

8.SUCCESSORS AND ASSIGNS. The terms and conditions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

9.TIME OF ESSENCE. Landlord and Tenant agree that time is of the essence of this Amendment.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written.

L A N D L O R D:

Legacy 1001 Minneapolis Venture LLC,
a Delaware limited partnership

By: /s/ Jay Rappaport____________________________
Name: Jay Rappaport
Name: Jay Rappaport
Title: Managing Partner

Date of Execution: 5/29/2025__________________

T E N A N T:

SLEEP NUMBER CORPORATION
a Minnesota corporation

By: /s/ Joel Laing_______________________________
Name: Joel Laing
Title: VP, Chief Accounting Officer
Date of Execution: 5/27/2025__________________